                                    GENERAL

ITEM 1. General Information.

         Furnish the following information as to the Trustee:

       (a) Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the State of   2 Rector Street, New York, N.Y. 10006,
     New York                                and Albany, N.Y. 12203
Federal Reserve Bank of New York          33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation     Washington, D.C. 20549
New York Clearing House Association       New York, N.Y.

       (b) Whether it is authorized to exercise corporate trust powers:

           Yes.

ITEM 2. Affiliations with Obligor

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None. (See Note on page 2.)

                         _____________________________
ITEM 16. List of Exhibits:

      Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

 1. - A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (See Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

 4. - A copy of the existing By-laws of the Trustee. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

 6. - The consent of the Trustee required by Section 321(b) of the Act. (See Exhibit 6 to Form T-1, Registration Statement No. 33-44051.)

 7. - See Exhibit 7 Attached hereto.

                                      NOTE
                                      ----

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base responsive answer to Item 2, the answer to said Item is based on incomplete information.

     Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.


                          ___________________________

                                   SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 8th day of May, 1996.


                                    The Bank of New York


                                    By: /s/ Vivian Georges
                                        _____________________
                                        Vivian Georges
                                        Assistant Vice President

                                ---------------
                      Consolidated Report of Condition of

                             THE BANK OF NEW YORK
                    of 48 Wall Street, New York, N.Y. 10286

        And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business December 31, 1995, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                   Dollar Amounts
ASSETS                                                              in Thousands

Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin.........      $ 4,500,312
  Interest-bearing balances...................................         643,938
Securities:
  Held-to-maturity securities.................................         806,221
  Available-for-sale securities...............................       2,036,768
Federal funds sold and securities purchased under
  agreements to resell in domestic offices of the bank:
  Federal funds sold..........................................       4,166,720
  Securities purchased under agreements to resell.............          50,413
Loans and lease financing receivables:
  Loans and leases, net of unearned income...27,068,535
  LESS: Allowance for loan and lease losses.....520,024
  LESS: Allocated transfer risk reserve...........1,000
  Loans and leases, net of unearned income and
    allowance, and reserve....................................      26,547,511
Assets held in trading accounts...............................         758,462
Premises and fixed assets (including capitalized leases)......         615,330
Other real estate owned.......................................          63,769
Investments in unconsolidated subsidiaries and associated
  companies...................................................         223,174
Customers' liability to this bank on acceptances
  outstanding.................................................         900,795
Intangible assets.............................................         212,220
Other assets..................................................       1,186,274
                                                                   -----------
Total assets..................................................     $42,711,907
                                                                   ===========


LIABILITIES
DEPOSITS:
  In domestic offices.........................................     $21,248,127
  Noninterest-bearing.........................9,172,079
  Interest-bearing...........................12,076,048
  In foreign offices, Edge and Agreement subsidiaries,
  and IBFs....................................................       9,535,088
  Noninterest-bearing............................64,417
  Interest-bearing............................9,470,671
Federal funds purchased and securities sold under
  agreements to repurchase in domestic offices of
  the bank and of its Edge and Agreement subsidiaries,
  and in IBFs:
  Federal funds purchased.....................................       2,095,668
  Securities sold under agreements to repurchase..............          69,212
Demand notes issued to the U.S. Treasury......................         107,340
Trading liabilities...........................................         615,718
Other borrowed money:
  With original maturity of one year or less..................       1,638,744
  With original maturity of more than one year................         120,863
Bank's liability on acceptances executed and outstanding......         909,527
Subordinated notes and debentures.............................       1,047,860
Other liabilities.............................................       1,836,573
                                                                   -----------
Total liabilities.............................................      39,224,720
                                                                   -----------
EQUITY CAPITAL
Common Stock..................................................         942,284
Surplus.......................................................         525,666
Undivided profits and capital reserves........................       1,995,316
Net unrealized holding gains (losses) on
  available-for-sale securities...............................          29,668
Cumulative foreign currency translation adjustments...........          (5,747)
                                                                   -----------
Total equity capital..........................................       3,487,187
                                                                   -----------
Total liabilities and equity capital..........................     $42,711,907
                                                                   ===========

        I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been pre-pared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                        Robert E. Keilman

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

          J. Carter Bacot       }
          Thomas A. Renyl       }       Directors
          Alan R. Griffith      }

                                ---------------

               Reprinted from American Banker February 22, 1996